EXHIBIT 99.1

MercadoLibre, Inc. Reports Fourth Quarter and Full Year 2017 Financial Results

81.2 million Sold Items, up 57.5%, 73.2 million Total Payment Transactions, up 72.2%

Net Revenues of $437.0 million, up 70.5% in USD, 99.6% on an FX neutral basis

Net loss of $67.7 million.

BUENOS AIRES, Argentina, Feb. 22, 2018 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), the largest online commerce ecosystem in Latin America, today reported financial results for the fourth quarter and fiscal year ended December 31, 2017.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “Some of the main structural factors that underpin ecommerce and fintech in Latin America are beginning to take shape through the growth of the installed base of smartphones, increasing consumer familiarity and affinity with buying and transacting online, greater number of broadband users, rising demand for online financial services, and growing interest on behalf of traditional retailers and brands to find technology partners to support them in developing their digital strategies. All of the aforementioned structural factors will be the catalysts that will continue to fuel the growth of Mercado Libre in the region for many years to come.”

Full Year 2017 Operational & Financial Highlights

  MercadoLibre sold 270.1 million items during 2017, a year-over-year increase of 49.1%, resulting in Gross Merchandise Volume of $11.7 billion.
  MercadoPago ended 2017 with 231.4 million Total Payment Transactions for the year, an increase of 66.8%, resulting in a full-year Total Payment Volume of $13.7 billion.
  MercadoEnvíos shipped 150.7 million items during 2017, a 74.2% increase as compared to 2016.
  Consolidated Net Revenues for 2017 were $1,398.1 million, a 65.6% year-over-year increase in USD.
  Full-year net income was $13.8 million, or $0.31 per share.
  Effective December 1, 2017, the Company determined that it no longer has accounting control of its subsidiaries in Venezuela as a result of the country’s recent selective default determination, restrictive exchange controls and other operating restrictions, all of which have significantly hindered the Company’s ability to make key financial decisions. As a result, the Company has decided to deconsolidate its Venezuelan operations as of December 1, 2017.
  The Company will no longer include the results of its Venezuelan subsidiaries in its consolidated financial statements. However, Mercado Libre will remain fully committed to serving its Venezuelan users and will continue to operate in Venezuela after the aforementioned deconsolidation.

Fourth Quarter 2017 Business Highlights

  Gross Merchandise Volume was $3,617.7 million, reflecting a 62.8% year-over-year increase in USD and a 132.4% increase on an FX neutral basis. Items sold during the fourth quarter of 2017 increased to 81.2 million, a 57.5% year-over-year increase.
  Successful items per unique buyer grew to 4.6 from 3.9 last year, a 17.1% year-over-year increase.
  We continue to grow the number of listings in our platform, ending the year with over 114.2 million listings, a 56.0% year-over-year increase.
  MercadoPago ended the year with an extraordinary fourth quarter, processing $4,342.8 million in payments, a 77.5% year-over-year increase. Total Payment Transactions through MercadoPago grew to 73.2 million, a 72.2% year-over-year increase.
  Penetration of MercadoPago in countries beyond Brazil, Mexico and Argentina continues to increase. On platform penetration in Colombia and Chile rose to 81.8% and 75.0% versus 60.3%and 41.5% when compared to the fourth quarter of 2016, respectively.
  Mobile engagement continues to grow as we move from a desktop centric model to a multi-device ecosystem, already representing 50% of our GMV during the fourth quarter of 2017.
  Successful execution of commercial initiatives, automated onboarding of small merchants, strong seasonal campaigns and outstanding results in our mobile payments initiatives resulted in off platform payment volume growth on an FX neutral basis of 127.9% year-over-year.
  As compared to the fourth quarter of 2016, we multiplied the number of mobile point-of-sale devices sold in Brazil by nearly 13 times, while in Argentina we have grown sales of devices by a factor of 20.
  Items shipped through MercadoEnvíos increased 86.9%, to 48.3 million items delivered in the fourth quarter. The service continues to gain adoption across the board; MercadoEnvíos arranged shipping for 75.5% of items sold on our platform in Brazil, 74.8% in Mexico, 60.5% in Colombia, 46.7% in Chile and 31.0% in Argentina.
  Free shipping penetration continues to gain traction as well, as over 70% of shipped GMV is already being done with free shipping.
  We are making meaningful advances in taking our classifieds business to a transactional model, with our down payment pilot launch in Brazil and Argentina.

Fourth Quarter 2017 Financial Highlights

  Net revenues for the fourth quarter were $437.0 million, a year-over-year increase of 70.5% in USD and 99.6% on an FX neutral basis. Marketplace revenues grew 71.2% in USD, and 116.1% on an FX neutral basis, while non-marketplace revenues grew 69.5% in USD and 76.4% on an FX neutral basis.
  Gross profit for the fourth quarter of 2017 was $203.4 million. Gross profit margin was 46.5%, compared to 63.5% in the fourth quarter of 2016. Most of the margin compression is explained by increases in costs associated with our free shipping & loyalty programs.
  We incurred a $85.8 million loss as a result of the deconsolidation of our Venezuelan operations.
  Total operating expenses increased to $268.0 million, up 173.3% year-over-year on an as reported basis. As a percentage of revenues, operating expenses were 61.3% versus 38.3% in the fourth quarter of 2016.
  Income from operations was negative $64.6 million, down 199.9% year-over-year on an as reported basis.
  Interest income contracted 13.4% year-over-year, ending the quarter with $8.9 million, due to lower interest rates in Brazil and Argentina.
  The company incurred $6.8 million dollars in financial expenses, mainly as a consequence of interest payments on its Convertible Bond issued in June of 2014.
  Foreign currency exchange saw a $2.1 million dollar loss due to local currency devaluations.
  Net income before taxes was negative $64.7 million, down 195.6% year-over-year on an as reported basis.
  Income tax expense was $3.0 million during the fourth quarter.
  Net loss as reported for the fourth quarter was $67.7 million dollars, resulting in basic net loss per common share of $1.53.
  Net cash provided by operating activities was $26.6 million. Net decrease in cash and cash equivalents was $72.9 million dollars for the three months ended December 31st (*).
  Excluding Venezuela, revenues would have been $421.0 million, a 71.1% year-over-year increase. Total operating expenses would have been $178.2 million, or 42.3% of net revenues versus 38.1% in the fourth quarter of 2016. Net income would have been $8.8 million dollars, a margin of 2.0%, and earnings per share of 20 cents, vs 19.7% and $1.10 a year ago respectively.

(*)Three month period ended December 31st is calculated by taking the difference between twelve months ended December 31st and nine months ended September 30th

Fourth Quarter 2017 Corporate Highlights

  During the fiscal year ended December 31, 2017, the Company approved total cash dividends for a total amount of $26,496 thousand or $0.600 per share, all of which had been paid as of year-end, except for the one approved in October 2017, consisting of $6,624 thousand (or $0.150 per share, which was paid on January 12, 2018) to stockholders of record as of the close of business on December 31, 2017.
  After reviewing our capital allocation process the Board of Directors has concluded that the Company has multiple investment opportunities that should generate greater returns to shareholders through investing capital into the business than issuing a dividend. Consequently, the decision has been made to suspend the payment of dividend to shareholders as of the first quarter of 2018, as it will free up capital for investment in multiple projects in our various platforms.

The following table summarizes certain key performance metrics for the three months ended December 31, 2017 and 2016.

	Three months ended December 31, (in MM)
	2017	2016	%YoY	%YoY Local Currency
Total confirmed registered users at the end of period	211.9	174.2	21.7%
New confirmed registered users during the period	10.7	7.9	36.2%
Gross merchandise volume	$3,618	$2,222	62.8%	132.4%
Number of successful items sold	81.2	51.6	57.5%
Number of successful items shipped	48.3	25.9	86.9%
Total payment volume	$4,343	$2,447	77.5%	94.5%
Total volume of payments on marketplace	$3,007	$1,760	70.9%
Tota payments transactions	73.2	42.5	72.2%
Unique Buyers	17.7	13.2	34.5%
Unique Sellers	4.6	3.9	16.8%

Table of Year-over-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17
Brazil	64%	66%	60%	71%	79%
Argentina	60%	58%	44%	51%	62%
Mexico	29%	55%	80%	82%	124%
Venezuela	199%	291%	353%	571%	650%
Others	42%	36%	34%	55%	59%
Total	68%	79%	65%	79%	100%

Table of Year-over-Year USD Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17
Brazil	92%	106%	75%	75%	82%
Argentina	4%	48%	30%	30%	42%
Mexico	8%	40%	76%	91%	136%
Venezuela	-10%	19%	90%	42%	49%
Others	46%	47%	39%	57%	62%
Total	42%	74%	59%	61%	70%

Conference Call and Webcast

The Company will host a conference call and audio webcast on February 22, 2018 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 2790306) and requesting inclusion in the call for Mercado Libre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2016 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding motor vehicles, vessels, aircraft and real estate.

Total payment transactions – Measure of the number of all transactions paid for using MercadoPago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using MercadoPago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago, including marketplace and non-marketplace transactions.

Items sold – Measure of the number of items sold/purchased through the Mercado Libre Marketplace.

Items shipped- Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July’12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July ’12, registration and confirmation take place in the same step of the registration flow.

Unique Buyers – New or existing buyers with at least one purchase made in the period.

Unique Sellers – New or existing sellers with at least one sale made in the period.

About Mercado Libre

Founded in 1999, Mercado Libre is one of the largest online commerce ecosystems in Latin America. Through its primary platforms, Mercado Libre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

Mercadolibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq:MELI) since its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The Mercado Libre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc’s annual report on Form 10-K for the year ended December 31, 2017, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

Consolidated balance sheets
(In thousands of U.S. dollars, except par value)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$388,260	$234,140
Short-term investments	209,432	253,321
Accounts receivable, net	28,168	25,435
Credit cards receivable, net	521,130	307,904
Loans receivable, net	73,409	6,283
Prepaid expenses	5,864	15,060
Inventory	2,549	1,103
Other assets	58,107	26,215
Total current assets	1,286,919	869,461
Non-current assets:
Long-term investments	34,720	153,803
Property and equipment, net	114,837	124,261
Goodwill	92,279	91,797
Intangible assets, net	23,174	26,277
Deferred tax assets	57,324	45,017
Other assets	63,934	56,819
Total non-current assets	386,268	497,974
Total assets	$1,673,187	$1,367,435

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$221,095	$105,106
Funds payable to customers	583,107	370,693
Salaries and social security payable	65,053	48,898
Taxes payable	32,150	27,338
Loans payable and other financial liabilities	56,325	11,583
Other liabilities	3,678	6,359
Dividends payable	6,624	6,624
Total current liabilities	968,032	576,601
Non-current liabilities:
Salaries and social security payable	25,002	16,173
Loans payable and other financial liabilities	312,089	301,940
Deferred tax liabilities	23,819	34,059
Other liabilities	18,466	9,808
Total non-current liabilities	379,376	361,980
Total liabilities	$1,347,408	$938,581

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,157,364 shares issued and outstanding at December 31,
2017 and December 31, 2016	$44	$44
Additional paid-in capital	70,661	137,982
Retained earnings	537,925	550,641
Accumulated other comprehensive loss	(282,851)	(259,813)
Total Equity	325,779	428,854
Total Liabilities and Equity	$1,673,187	$1,367,435

Consolidated statements of cash flows
(In thousands of U.S. dollars, except par value)

	Year Ended December 31,
	2017	2016	2015

Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$13,780	$136,366	$105,789
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized Devaluation Loss, net	28,463	4,967	14,717
Impairment of Long-Lived Assets	2,837	13,717	16,226
Loss on deconsolidation of Venezuelan subsidiaries	85,761	—	—
Depreciation and amortization	40,921	29,022	23,209
Accrued interest	(20,192)	(17,794)	(12,783)
Non cash interest and convertible bonds amortization of debt discount and amortization of debt issuance costs	10,855	9,837	17,272
LTRP accrued compensation	35,719	22,983	10,213
Deferred income taxes	(24,575)	(6,188)	4,354
Changes in assets and liabilities:
Accounts receivable	(21,817)	(15,428)	(36,476)
Credit cards receivable	(257,563)	(180,592)	(109,139)
Prepaid expenses	8,670	(9,133)	(3,907)
Inventory	(1,549)	(787)	(237)
Other assets	(54,780)	(24,425)	(2,340)
Accounts payable and accrued expenses	150,215	47,980	63,668
Funds payable to customers	242,037	164,060	119,353
Other liabilities	7,680	(45)	1,765
Interest received from investments	22,548	15,719	9,686
Net cash provided by operating activities	269,010	190,259	221,370
Cash flows from investing activities:
Purchase of investments	(4,553,649)	(3,501,283)	(1,949,769)
Proceeds from sale and maturity of investments	4,713,934	3,508,293	1,875,516
Payment for acquired businesses, net of cash acquired	(8,568)	(7,284)	(45,009)
Reduction of cash due to Venezuela deconsolidation	(27,230)	—	—
Purchases of intangible assets	(33)	(431)	(1,746)
Changes in principal loans receivable, net	(72,244)	(6,599)	—
Advance for property and equipment	(19,695)	(8,412)	(23,380)
Purchases of property and equipment	(55,156)	(68,527)	(39,150)
Net cash used in investing activities	(22,641)	(84,243)	(183,538)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	47,905	11,435	5,033
Payments on loans payable and other financing	(5,004)	(6,684)	(9,059)
Dividends paid	(26,496)	(24,419)	(20,974)
Purchase of convertible note capped call	(67,308)	—	—
Repurchase of Common Stock	—	—	(2,714)
Net cash used in financing activities	(50,903)	(19,668)	(27,714)
Effect of exchange rate changes on cash and cash equivalents	(41,346)	(19,089)	(66,381)
Net increase (decrease) in cash and cash equivalents	154,120	67,259	(56,263)
Cash and cash equivalents, beginning of the year	$234,140	166,881	223,144
Cash and cash equivalents, end of the year	$388,260	$234,140	$166,881

Consolidated statements of income
(In thousands of U.S. dollars, except for share data)

	Year Ended December 31,			Three Months Ended December 31,
	2017	2016	2015	2017	2016
Net revenues	$1,398,095	$844,396	$651,790	$436,978	$256,275
Cost of net revenues	(678,495)	(307,538)	(214,994)	(233,616)	(93,546)
Gross profit	719,600	536,858	436,796	203,362	162,729

Operating expenses:
Product and technology development	(127,160)	(98,479)	(76,423)	(34,161)	(26,256)
Sales and marketing	(325,375)	(156,296)	(128,609)	(117,433)	(48,554)
General and administrative	(122,194)	(87,310)	(76,342)	(30,620)	(23,250)
Impairment of Long-Lived Assets	(2,837)	(13,717)	(16,226)	—	—
Loss on deconsolidation of Venezuelan subsidiaries	(85,761)	—	—	(85,761)	—
Total operating expenses	(663,327)	(355,802)	(297,600)	(267,975)	(98,060)
Income from operations	56,273	181,056	139,196	(64,613)	64,669

Other income (expenses):
Interest income and other financial gains	45,901	35,442	20,561	8,881	10,250
Interest expense and other financial losses	(26,469)	(25,605)	(20,391)	(6,783)	(6,799)
Foreign currency (losses) gains	(21,635)	(5,565)	11,125	(2,157)	(501)
Net income before income tax expense	54,070	185,328	150,491	(64,672)	67,619

Income tax expense	(40,290)	(48,962)	(44,702)	(3,048)	(16,272)

Net income attributable to MercadoLibre, Inc. shareholders	$13,780	$136,366	$105,789	$(67,720)	$51,347

	Year Ended December 31,			Three Months Ended December 31,
	2017	2016	2015	2017	2016
Basic EPS
Basic net income
Available to shareholders per common share	$0.31	$3.09	$2.40	$(1.53)	$1.16
Weighted average of outstanding common shares	44,157,364	44,157,251	44,155,680	44,157,364	44,157,355
Diluted EPS
Diluted net income
Available to shareholders per common share	$0.31	$3.09	$2.40	$(1.53)	$1.16
Weighted average of outstanding common shares	44,157,364	44,157,251	44,155,680	44,157,364	44,157,355

Cash Dividends declared (per share)	0.600	0.600	0.412	0.150	0.150

Financial results of reporting segments

	Year Ended December 31, 2017
	Brazil	Argentina	Mexico	Venezuela (*)	Other Countries	Total
	(In thousands)
Net revenues	$831,416	$359,357	$86,486	$54,327	$66,509	$1,398,095
Direct costs	(612,196)	(215,831)	(142,559)	(22,101)	(58,995)	(1,051,682)
Impairment of Long-lived Assets	-	-	-	(2,837)	-	(2,837)
Loss on deconsolidation of Venezuelan subsidiary	-	-	-	(76,617)	-	(76,617)
Direct contribution	219,220	143,526	(56,073)	(47,228)	7,514	266,959

Operating expenses and indirect costs of net revenues						(201,542)
Loss on Deconsolidation of Venezuelan's Intercompany balances						(9,144)
Income from operations						56,273

Other income (expenses):
Interest income and other financial gains						45,901
Interest expense and other financial losses						(26,469)
Foreign currency losses						(21,635)
Net income before income tax expense						$54,070

	Three months Ended December 31, 2017

	Brazil	Argentina	Mexico	Venezuela (*)	Other Countries	Total

Net revenues	$262,096	$108,666	$28,162	$15,999	$22,056	436,979
Direct costs	(222,188)	(64,858)	(46,879)	(5,260)	(21,940)	(361,125)
Loss on Deconsolidation of Venezuelan Subsidiaries	-	-	-	(76,617)	-	(76,617)
Direct contribution	39,908	43,808	(18,717)	(65,878)	116	(763)

Operating expenses and indirect costs of net revenues						(54,701)
Loss on Deconsolidation of Venezuelan's Intercompany balances						(9,143)
Income from operations						(64,607)

Other income (expenses):
Interest income and other financial gains						8,881
Interest expense and other financial results						(6,783)
Foreing currency losses						(2,160)
Net Income before Income Tax						(64,669)

Income Tax						(3,049)
Net Income						$(67,718)

(*)Excludes results of operations for Venezuela for the month of December 2017.

	Year Ended December 31, 2016
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$455,024	$262,252	$46,332	$37,185	$43,603	$844,396
Direct costs	(270,922)	(152,103)	(40,951)	(17,732)	(31,549)	$(513,257)
Impairment of Long-lived Assets	-	-	-	(13,717)	-	$(13,717)
Direct contribution	184,102	110,149	5,381	5,736	12,054	317,422

Operating expenses and indirect costs of net revenues						(136,366)
Income from operations						181,056

Other income (expenses):
Interest income and other financial gains						35,442
Interest expense and other financial losses						(25,605)
Foreign currency losses						(5,565)
Net income before income tax expense						$185,328

	Three Months Ended December 31, 2016
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$143,597	$76,367	$11,957	$10,734	$13,620	$256,275
Direct costs	(82,150)	(46,886)	(11,947)	(5,041)	(10,268)	$(156,292)
Direct contribution	61,447	29,481	10	5,693	3,352	99,983

Operating expenses and indirect costs of net revenues						(35,311)
Income from operations						64,672

Other income (expenses):
Interest income and other financial gains						10,250
Interest expense and other financial results						(6,798)
Foreing currency losses						(503)
Net income tax						$67,621

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures as non-GAAP measures.

These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of these non-GAAP measures to the most comparable U.S. GAAP financial measures can be found in the tables included in our annual report.

Non-GAAP financial measures are provided to enhance investors’ overall understanding of our current financial performance. Specifically, we believe that reconciliation of FX neutral measures to the most directly comparable GAAP measures provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe these non-GAAP measures provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2016 and applying them to the corresponding months in 2017, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three months ended December 31, 2017 and 2016:

	Three-months Periods Ended December 31, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2017	2016	Percentage Change	2017	2016	Percentage Change

Net revenues	$437.0	$256.3	70.5%	$511.6	$256.3	99.6%
Cost of net revenues	(233.6)	(93.5)	149.7%	(245.7)	(93.5)	162.7%
Gross profit	203.4	162.7	25.0%	265.9	162.7	63.4%

Operating expenses	(182.2)	(98.1)	85.8%	(198.1)	(98.1)	102.0%
Loss on Desconsolidation of Venezuelan Subsidiaries	(85.8)	—	100.0%	(85.8)	—	100.0%
Total operating expenses	(268.0)	(98.1)	173.3%	(283.9)	(98.1)	189.5%
Income from operations	(64.6)	64.7	-199.9%	(18.0)	64.7	-127.8%

 (*) The table above may not total due to rounding,

CONTACT:
MercadoLibre, Inc,
Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com